Amended Exhibit A to the Fund Administration Servicing Agreement dated 5.26.2015 – Pacer Funds Trust

Funds serviced at March 20, 2024

Name of Series

Pacer Trendpilot® US Large Cap ETF
Pacer Trendpilot® US Mid Cap ETF
Pacer Trendpilot® 100 ETF
Pacer Trendpilot® European Index ETF
Pacer Autopilot Hedged European Index ETF
Pacer US Export Leaders ETF
Pacer International Export Leaders ETF
Pacer Global Cash Cows Dividend ETF
Pacer US Cash Cows 100 ETF
Pacer Developed Markets International Cash Cows 100 ETF
Pacer US Small Cap Cash Cows 100 ETF
Pacer WealthShield ETF
Pacer Hotel & Lodging Real Estate ETF
Pacer Apartments & Residential Real Estate ETF
Pacer Healthcare Real Estate ETF
Pacer Industrial Real Estate ETF
Pacer Data & Infrastructure Real Estate ETF
Pacer CFRA-Stovall Equal Weight Seasonal Rotation ETF
Pacer CFRA-Stovall Global Seasonal Rotation ETF
Pacer Trendpilot® International ETF
Pacer Trendpilot® Fund of Funds ETF
Pacer US Cash Cows Growth ETF
Pacer Cash Cows Fund of Funds ETF
Pacer Emerging Markets Cash Cows 100 ETF
Pacer Trendpilot US Bond ETF
Pacer American Energy Independence ETF
Pacer CSOP FTSE China A50 ETF
Pacer BioThreat Strategy ETF
Pacer Lunt Large Cap Alternator ETF
Pacer Lunt Large Cap Multi-Factor Alternator ETF
Pacer Lunt MidCap Multi-Factor Alternator ETF
Pacer Swan SOS Conservative (December) ETF
Pacer Swan SOS Conservative (April) ETF
Pacer Swan SOS Conservative (July) ETF
Pacer Swan SOS Conservative (October) ETF

Pacer Swan SOS Moderate (December) ETF
Pacer Swan SOS Moderate (April) ETF
Pacer Swan SOS Moderate (July) ETF
Pacer Swan SOS Moderate (October) ETF
Pacer Swan SOS Flex (December) ETF
Pacer Swan SOS Flex (April) ETF
Pacer Swan SOS Flex (July) ETF
Pacer Swan SOS Flex (October) ETF
Pacer Swan SOS Fund of Funds ETF
Pacer Metaurus US Large Cap Dividend Multiplier 400 ETF
Pacer Pacific Asset Floating Rate High Income ETF
Pacer BlueStar Digital Entertainment ETF
Pacer BlueStar Engineering the Future ETF
Pacer Data and Digital Revolution ETF
Pacer Industrials and Logistics ETF
Pacer US Large Cap Cash Cows Growth Leaders ETF
Pacer US Small Cap Cash Cows Growth Leaders ETF
Pacer Developed Markets Cash Cows Growth Leaders ETF

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